UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2016

MB Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55341	47-1696350
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1920 Rock Spring Road, Forest Hill, Maryland	21050
(Address of principal executive offices)	(Zip Code)

(410) 420-9600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On May 24, 2016, the shareholders of MB Bancorp, Inc. (the “Company”) approved the MB Bancorp, Inc. 2016 Equity Incentive Plan (the “Plan”). Employees, officers and directors of the Company or its affiliates are eligible to participate in the Plan. The terms of the Plan were previously disclosed in, and a copy of the Plan was contained as an appendix to, the Company’s definitive proxy materials for the Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 19, 2016.

Item 5.07	Submission of Matters to a Vote of Security Holders

The annual meeting of the shareholders of the Company was held on May 24, 2016. The final results for each of the matters submitted to a vote of shareholders at the annual meeting are as follows:

1.	The following individuals were elected as directors for terms of three years by the following vote:

	FOR	WITHHELD

David A. Klunk	1,070,519	238,521
William D. Schmidt, Sr.	1,045,466	263,574
Douglas S. Wilson	1,052,466	256,574

The following individual was elected as a director for a term of two years by the following vote:

	FOR	WITHHELD

Randall S. Pace	1,072,519	236,521

There were 480,480 broker non-votes on the proposal to elect directors.

2.	The MB Bancorp, Inc. 2016 Equity Incentive Plan was approved by shareholders by the following vote:

FOR	AGAINST	ABSTAIN

1,171,345	132,780	4,915

There were 480,480 broker non-votes on the proposal.

3.	The appointment of Stegman & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was ratified by the shareholders by the following vote:

FOR	AGAINST	ABSTAIN

1,694,622	94,648	250

There were no broker non-votes on the proposal.

4.	An advisory vote was taken to approve the compensation of the Company’s named executive officers as disclosed in the proxy statement and the vote was as follows:

FOR	AGAINST	ABSTAIN

1,177,337	131,303	400

There were 480,480 broker non-votes on the proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MB BANCORP, INC.

Date: May 26, 2016	By:	/s/ Julia A. Newton
Julia A. Newton President and Chief Executive Officer